UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006, UGI Corporation (the "Company") signed a definitive agreement (the "Purchase Agreement") to acquire the natural gas utility assets of PG Energy, an operating division of Southern Union Company, and the capital stock of PG Energy Services, Inc. from Southern Union Company for approximately $580 million in cash, subject to certain adjustments. In connection with the execution of the Purchase Agreement, the parties also entered into an Employee Agreement addressing the transfer of employees and other employee benefit matters.

The closing of the transaction is subject to various customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and receipt of the approval of the Pennsylvania Public Utility Commission. The transaction is currently expected to close in the Company's fiscal fourth quarter, ending September 30, 2006.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Employee Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Purchase and Sale Agreement by and between Southern Union Company, as Seller, and UGI Corporation, as Buyer, dated as of January 26, 2006.

10.2 Employee Agreement by and between Southern Union Company and UGI Corporation dated as of January 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

January 27, 2006	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between Southern Union Company, as Seller, and UGI Corporation, as Buyer, dated as of January 26, 2006
10.2	Employee Agreement by and between Southern Union Company and UGI Corporation dated as of January 26, 2006